Exhibit 4.5
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE DATE SIX MONTHS AFTER THE DATE OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN "AFFILIATE" (WITHIN THE MEANING OF RULE 144 OF THE SECURITIES ACT) OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH  TRANSFER, IN EITHER CASE, OTHER THAN (1) TO THE  COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION (AS DEFINED UNDER REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a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a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.

UNTIL THE EXPIRATION OF THE "40 DAY DISTRIBUTION COMPLIANCE PERIOD" (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT), BENEFICIAL OWNERSHIP INTERESTS IN THIS SECURITY MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH EUROCLEAR BANK S.A./N.A., AS OPERATOR OR THE EUROCLEAR SYSTEM, OR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME. THIS LEGEND WILL BE REMOVED UPON THE EXPIRATION OF SUCH 40 DAY DISTRIBUTION COMPLIANCE PERIOD.

No. 3	Up to $5,000,000

5.750% Senior Note due 2018

CUSIP: U65584 AA9
ISIN: USU65584AA99

NORFOLK SOUTHERN CORPORATION, a Virginia corporation, promises to pay to Cede & Co., or registered assigns, the principal sum as set forth on the Schedule of Increases or Decreases annexed hereto on April 1, 2018.

Interest Payment Dates:  April 1 and October 1, commencing on October 1, 2008.

Record Dates:  March 15 and September 15.

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

NORFOLK SOUTHERN CORPORATION,

By	/s/ William J. Romig
Name: William J. Romig
Title: Vice President and Treasurer
TRUSTEE'S CERTIFICATE OF
       AUTHENTICATION

Dated: April 4, 2008

U.S. BANK TRUST NATIONAL ASSOCIATION,

as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

By:___/s/ Patrick J. Crowley____
Authorized Signatory

REVERSE SIDE OF NOTE

5.750% Senior Note due 2018

1.	Interest

(a)    NORFOLK SOUTHERN CORPORATION, a Virginia corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above.  The Company will pay interest semiannually on April 1 and October 1 of each year, commencing October 1, 2008.  Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 4, 2008.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.  The Company shall pay interest on overdue principal at the rate per annum borne by the Securities, and it shall pay interest on overdue installments of interest at the rate per annum borne by the Securities to the extent lawful.

(b)  Special Interest.  The holder of this Security is entitled to the benefits of a Exchange and Registration Rights Agreement, dated as of April 1, 2008, among the Company and the Initial Purchasers named therein (the "Registration Agreement").  Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Agreement.  In the event that (i) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the date which is 180 days following the date of the original issuance of the Securities, (ii) the Exchange Offer Registration Statement is not declared effective within 270 days after the original issuance of the Securities, (iii) if the Exchange Offer Registration Statement is declared effective, the Registered Exchange Offer is not consummated on or prior to 300 days after the date of the original issuance of Securities, (iv) if the Company is required to file the Shelf Registration Statement in accordance with the Registration Agreement, the Company does not so file the Shelf Registration Statement on or prior to the 45th day after the Company's obligation to file such Shelf Registration Statement arises, (v) if the Company is required to file the Shelf Registration Statement in accordance with the Registration Agreement, the Shelf Registration Statement has not been declared effective by the SEC on or prior to 90 days after the filing obligation arises, or (vi)  any Suspension Periods exceed, in the aggregate, 45 days during any 365-day period (each such event referred to in clauses (i) through (v), a "Registration Default"), the Company shall be obligated to pay Additional Interest from and including the date on which the first such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, at a rate of 0.25% per annum on the applicable principal amount of Securities held by such Holder for the first 90 day period immediately following the occurrence of a Registration Default, and such rate will increase by an additional 0.25% with respect to each subsequent 90-day period until all Registration Defaults have been cured, provided that the maximum additional rate may in no event exceed 0.50% per annum.

2.	Method of Payment

The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the March 15 or September 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date.  Holders must surrender Securities to a Paying Agent to collect principal payments.  The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of the Securities represented by a Global Security (including principal and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository.  The Company will make all payments in respect of a Definitive Security (including principal and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent and Registrar

Initially, U.S. Bank Trust National Association, a national banking association (the "Trustee"), will act as Paying Agent and Registrar.  The Company may appoint and change any Paying Agent, Registrar or co registrar without notice.  The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.	Indenture

The Company issued the Securities under an Indenture, dated as of April 4, 2008 (the "Indenture"), between the Company and the Trustee.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA").  Terms defined in the Indenture and not defined in the Securities have the meanings ascribed thereto in the Indenture.  The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

The Securities are unsubordinated, unsecured obligations of the Company.  This Security is one of the Original Securities referred to in the Indenture issued in an aggregate principal amount of $600,000,000.  The Securities include the Original Securities, an unlimited aggregate principal amount of additional Initial Securities that may be issued under the Indenture, and any Exchange Securities issued in exchange for Initial Securities.  The Original Securities, such additional Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture.  The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, create or incur Liens or Funded Debt. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the property of the Company.

5.	Optional Redemption

The Securities will be redeemable as a whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of such Securities and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points, plus in each case accrued interest thereon to the date of redemption.

"Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

"Comparable Treasury Issue" means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Securities.

"Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

"Comparable Treasury Price" means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

"Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. New York time on the third Business Day preceding such redemption date.

"Reference Treasury Dealer" means each of Barclays Capital Inc., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and one other broker-dealer appointed by the Company; or their respective affiliates which are primary U.S. Government securities dealers, and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer") or otherwise fails to provide a Reference Treasury Dealer Quotation, the Company shall substitute therefor another Primary Treasury Dealer.

6.	Sinking Fund

The Securities are not subject to any sinking fund.

7.	Notice of Redemption

Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address.  Securities in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000.  If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.	Repurchase of Securities at the Option of Holders upon Change of Control

If a Change of Control Repurchase Event occurs with respect to the Securities, unless the Company has exercised its right to redeem the Securities as described above, the Company will make an offer to each Holder of the Securities to repurchase all or any part (in integral multiples of $1,000) of that Holder's Securities at a repurchase price (the "Repurchase Price") in cash equal to 101% of the aggregate principal amount of such Securities repurchased plus any accrued and unpaid interest on the Securities repurchased to, but not including, the Repurchase Date. A "Change of Control Repurchase Event" means the occurrence of both a Change of Control and a Below Investment Grade Ratings Event with respect to the Securities, each of which is defined in the Indenture. Within 30 days following a Change of Control Repurchase Event or, at the Company's option, prior to a Change of Control, but after the public announcement of a Change of Control, the Company will mail, or cause to be mailed, a notice to each Holder of the Securities, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the Securities on the payment date specified in the notice (such offer the "Repurchase Offer" and such date the "Repurchase Date"), which Repurchase Date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the Repurchase Offer is conditioned on a Change of Control Repurchase Event occurring on or prior to the Repurchase Date.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Securities, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Securities by virtue of such conflict.

On the Repurchase Date following a Change of Control Repurchase Event, the Company will, to the extent lawful:

(1)    accept for payment all Securities or portions of Securities properly tendered pursuant to the Repurchase Offer;

(2)    deposit with the Trustee or with such paying agent as the Trustee may designate (the "Paying Agent") an amount equal to the aggregate Repurchase Price for all Securities or portions of Securities properly tendered; and

(3)  deliver, or cause to be delivered, to the Trustee the Securities properly accepted, together with an Officers' Certificate stating the aggregate principal amount of Securities being repurchased by the Company pursuant to the Repurchase Offer and that all conditions precedent to the repurchase by the Company of Securities pursuant to the Repurchase offer have been complied with.

The Trustee will promptly mail, or cause the Paying Agent promptly to mail, to each Holder of Securities, or portions of Securities, properly tendered the Repurchase Price for such Securities, or portions of Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Security equal in principal amount to any unpurchased portion of any Securities surrendered, as applicable; provided that each new Security will be in a principal amount of an integral multiple of $1,000.

The Company will not be required to make a Repurchase Offer upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Securities or portions of Securities properly tendered and not withdrawn under its offer.

The Company may not have sufficient funds to repurchase all Securities or portions of Securities properly tendered upon a Change of Control Repurchase Event.

9.	Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $2,000 and whole multiples of $1,000.  A Holder may transfer or exchange Securities in accordance with the Indenture.  Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an Interest Payment Date.

10.	Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

11.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.	Discharge

Subject to certain conditions, the Company at any time may terminate its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.	Amendment, Waiver

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities affected, to execute supplemental indentures for the purpose of adding any provisions to the Indenture or of modifying in any manner the rights of the Holders of the Security; provided, however, that no such supplemental indenture shall (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or any premium payable upon the redemption thereof or the rate of interest thereon, or reduce the amount of principal of an OID Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02 of the Indenture, or change any Place of Payment where, or the coin or currency in which, any Security (or premium, if any, thereon) or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date); or (ii) reduce the percentage in principal amount of the Outstanding Securities, the Holders of which are required to consent to any such supplemental indenture or to any waiver of compliance with certain provisions or certain defaults thereunder and their consequences provided for in the Indenture; or (iii) modify any of the provisions of the Indenture relating to supplemental indentures that require consent of Holders, the waiver of past defaults or the waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived, without the consent of the Holders of each Outstanding Security affected thereby, provided, however, that the consent of the Holders shall not be required with respect to changes in the references to "the Trustee" in Sections 9.02 and 4.09 of the Indenture or with respect to the deletion of this proviso from the Indenture, in accordance with Sections 7.08 and 9.01(b) of the Indenture.  The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities affected thereby, on behalf of all of the Holders of the Securities, to waive any past Default under the Indenture with respect to the Securities, and its consequences, except a Default in the payment of the principal of, or premium, if any, or interest on any Security or a Default in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.  Any such consent or waiver by the registered Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and of any Security issued in exchange therefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Security.

14.	Defaults and Remedies

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, subject to certain limitations, may declare all the Securities to be immediately due and payable.  Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture.  The Holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal, premium or interest that has become due solely because of the acceleration.

15.	Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA,  the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.	No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Securityholder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

17.	Successors

Subject to certain exceptions set forth in the Indenture, when a successor assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

18.	Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.	Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TENENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.	Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

21.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee's name, address and zip code)

(Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                          as agent to transfer this Security on the books of the Company.  The agent may substitute another to act for him.

____________________________________________________________

Date: ________________ Your Signature: _____________________

____________________________________________________________

Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(d)(1)(i) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	□	to the Company; or
(2)	□	pursuant to an effective registration statement under the Securities Act of 1933; or
(3)	□
inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	□	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or
(5)	□
to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee or the Company); or

(6)	□	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box  (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

____________________________
Your Signature
Signature Guarantee:
Date: ________________________	____________________________
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantee
---------------------------------------------------------------------------------------------------------------------

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ________________________	_______________________________
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	NOTICE: To be executed by an executive officer

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $[  ].  The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.12 (Change of Control) of the Indenture, check the box:

/    /

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.12 of the Indenture, state the amount:

$

Date: __________________	Your Signature: ______________________
(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.